UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2014
Date of Report (Date of earliest event reported)

Rango Energy Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53253 (Commission File Number)	20-8387017 (IRS Employer Identification No.)

400 S. Zang Blvd. Suite 812 Dallas, Texas (Address of principal executive offices)	75208 (Zip Code)

(888) 224-6039
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2014, the board of directors of Rango Energy Inc. (the "Company") accepted the resignation of Herminder Rai as Chief Financial Officer and a director of the Company. Concurrent with the resignation of Mr. Rai, the board of directors appointed the Company's President and CEO, Harpreet Sangha, as Chief Financial Officer on an interim basis.

As a result, the Company's current officers and directors are as follows:

Name	Position
Harpreet Sangha	President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the board of directors
Craig Alford	Vice President Exploration and a director

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On April 1, 2014, the Company issued a news release announcing that Harp Sangha, the Company's Chairman, President and Secretary, will continue to serve as CEO of the Company.

Further on April 1, 2014, the Company issued a news release announcing that it has agreed to divest its current joint venture agreement with Innex Energy to a new company to be headed by Robert Harrell.

Further, on April 2, 2014, the Company issued a news release announcing that it will change its name to Verde Science, Inc. The name change represents a change in the Company's focus to the licensed medical marijuana business sector.

Copies of the press releases are attached hereto as Exhibit 99.1, 99.2 and 99.3.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
99.1	Press Release dated April 1, 2014
99.2	Press Release dated April 1, 2014
99.3	Press Release dated April 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RANGO ENERGY INC.
DATE: April 7, 2014	/s/ Harpreet Sangha Harpreet Sangha President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the board of directors

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